CONTACT:

David Fry	Van Negris / Lexi Terrero
Senior Vice President and	Van Negris & Company, Inc.
Chief Financial Officer	(212) 759-0290
Flushing Financial Corporation

(718) 961-5400

FOR IMMEDIATE RELEASE

FLUSHING FINANCIAL TO PRESENT AT NEW YORK CITY BANK INVESTOR CONFERENCES

FLUSHING, NY – November 7, 2005 — Flushing Financial Corporation (Nasdaq: FFIC), the parent holding company for Flushing Savings Bank, FSB (the "Bank"), today announced that it will be making presentations at the New York Society for Security Analysts’ 5th Annual Banking Conference and the Community Bank Investor Conference sponsored by America’s Community Bankers.

John R. Buran, Flushing Financial's President and Chief Executive Officer, and David W. Fry, Flushing Financial’s Senior Vice President and Chief Financial Officer, will make the presentations in New York City on Thursday, November 10, 2005.

WHO

Flushing Financial Corporation is the holding company for Flushing Savings Bank, FSB, a federally chartered stock savings bank insured by the Federal Deposit Insurance Corporation (FDIC). The Bank conducts its business through ten banking offices located in Queens, Brooklyn, Manhattan and Nassau County.

WHAT/WHEN/WHERE

Presentations on November 10, 2005.

•      5th Annual Banking Conference sponsored by the New York Society of Security Analysts; 10:40 a.m. at the Harvard Club in New York City.

•      Community Bank Investor Conference sponsored by America’s Community Bankers; 2 p.m. at the New York Hilton Hotel in New York City.

PRESENTATION

The presentation will focus on the Company’s performance and its strategic operating objectives. The presentation will be available on the Company’s website, www.flushingsavings.com, on Thursday, November 10, 2005, and will remain available through December 10, 2005.

RECENT NEWS

•      October 18, 2005 - Flushing Financial Corporation Reports 2005 Third Quarter and Nine Months Ended Results.

•      August 18, 2005 - Flushing Financial Corporation declared a quarterly dividend on its common stock of $0.10 per common share.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this Press Release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors discussed in the Company’s Annual Report on Form 10-K and in other documents filed by the Company with the Securities and Exchange Commission from time to time. Forward-looking statements may be identified by terms such as “may”, “will”, “should”, “could”, “expects”, “plans”, “intends”, “anticipates”, “believes”, “estimates”, “predicts”, “forecasts”, “potential” or “continue” or similar terms or the negative of these terms. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. The Company has no obligation to update these forward-looking statements.

Additional information on Flushing Financial Corporation may be obtained by visiting the Company’s web site at http://www.flushingsavings.com.

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